                                                                     EXHIBIT 4.4

                              REVOLVING CREDIT NOTE

$11,250,000.00                                                November 20, 2002


FOR VALUE RECEIVED, the undersigned (the "Borrower"), hereby promises to pay to WACHOVIA BANK, NATIONAL ASSOCIATION or registered assigns (the "Lender"), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal amount of each Revolving Credit Loan from time to time made by the Lender to the Borrower under that certain Credit Agreement, dated as of November 20, 2002 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Credit Agreement;" the terms defined therein being used herein as therein defined), among the Borrower, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

The Borrower promises to pay interest on the unpaid principal amount of each Revolving Credit Loan from the date of such Revolving Credit Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement. Except as otherwise provided in Section 2.05(f) of the Credit Agreement with respect to Swing Line Loans, all payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent's Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

This Note is one of the Notes referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is also entitled to the benefits of the Guaranty and is secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement. Revolving Credit Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Revolving Credit Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.



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THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE
STATE OF NORTH CAROLINA.

                                     BLUE RHINO CORPORATION


                                     By:  /s/ Mark Castaneda
                                          --------------------------------------
                                     Name:    Mark Castaneda
                                     Title:   Executive Vice President and Chief
                                              Financial Officer



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            REVOLVING CREDIT LOANS AND PAYMENTS WITH RESPECT THERETO

                                                 AMOUNT OF
                                               PRINCIPAL OR     OUTSTANDING
                                     END OF      INTEREST        PRINCIPAL
          TYPE OF      AMOUNT OF    INTEREST     PAID THIS        BALANCE      NOTATION
 DATE    LOAN MADE     LOAN MADE     PERIOD        DATE          THIS DATE      MADE BY
-------------------------------------------------------------------------------------------

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


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